SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)           July 7, 2006
STANDARD MANAGEMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Indiana	0-20882	35-1773567

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10689 North Pennsylvania, Indianapolis, Indiana	46280

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code           (317) 574-6200
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.     Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance
                       Sheet Arrangement.
     On July 7, 2006, the Registrant received a notice from John Tac Hung Tran, Cynthia J. Wareing-Tran and The Jonathan Tran Irrevocable Trust u/a/d 8/23/2004 (the “Lenders”) advising the Registrant that the Lenders were accelerating the payment obligations of the Registrant under two promissory notes made in favor of the Lenders in the aggregate original principal amount of $1,500,000 (the “Rainier Seller Notes” or the “Notes”) and related guarantees.
Background
     On July 21, 2005, the Registrant acquired Rainier Home Health Care Pharmacy, Inc. (“Rainier”) for approximately $12 million in a combination of cash, Registrant common stock, the Rainier Seller Notes and assumption of debt. The Lenders were the shareholders of Rainier. The Rainier Seller Notes are payable by Rainier (now a subsidiary of the Registrant). The Registrant guaranteed the payment obligations under the Rainier Seller Notes pursuant to two separate Guarantees dated July 21, 2005 made by the Registrant in favor of the Lenders (the “Guarantees”). The Rainier Seller Notes bear interest at 7% per annum, with interest payable on September 1, December 1, March 1 and June 1 of each year until the outstanding principal amount under the Notes is paid in full. The Notes provide that an event of default shall exist if the obligor fails to make any payments required under the Notes within 10 days of such payment becoming due. The Notes further provide that if an event of default occurs and is continuing, the Lenders may declare all or any portion of the outstanding amount to be immediately due and payable.
Events Giving Rise to Filing
     The notice received by the Registrant on July 7, 2006 stated that the June 1, 2006 interest payment under the Notes was not made and that the Lenders were accelerating all amounts due under the Notes and the Guarantees. The Registrant tendered the interest payments at issue to the Lenders on July 11, 2006, but the Lenders rejected such payment. The Lenders are demanding immediate payment of “all sums owed under the [Notes][aggregate principal amount of $1,500,000], including without limitation, principal, interest, default interest, late charges and attorneys fees,” but have not specified an exact amount. The Registrant is engaged in discussions with the Lenders to arrive at a mutually acceptable resolution of the default.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MANAGEMENT CORPORATION

	By:	/s/ Stephen M. Coons

Name: Stephen M. Coons Title: Executive Vice President and General Counsel

Dated: July 13, 2006